Exhibit 4.2

Reaffirmation Agreement

This Reaffirmation Agreement, dated as of June 16, 2011 (this “Reaffirmation Agreement”), is made by each Person listed on the signature pages hereto as a Reaffirming Party (each a “Reaffirming Party” and collectively the “Reaffirming Parties”) and acknowledged by the Collateral Agent (as defined below) on behalf of the Secured Parties (as defined in the Revolving Credit Agreement referred to below).

W i t n e s s e t h:

Whereas, the Company, the lenders party thereto, Citicorp, as administrative agent and collateral agent, are parties to the Second Amended and Restated Revolving Credit Agreement, dated as of March 11, 2010 (as amended, amended and restated, supplemented or otherwise modified from time to time prior to the date hereof, the “Existing Revolving Credit Agreement”);

WHEREAS, each Guarantor is party to the Amended and Restated Guaranty, dated as of March 11, 2010 (as amended, amended and restated, supplemented or otherwise modified from time to time prior to the date hereof, the “Revolving Credit Guaranty”), pursuant to which each Guarantor has guaranteed the Payment Obligations (as defined in the Existing Revolving Credit Agreement);

Whereas, the Company, as a grantor, and the Guarantors are parties to that certain Third Amended and Restated Pledge and Security Agreement, dated as of March 11, 2010 (as amended, amended and restated, supplemented or otherwise modified from time to time prior to the date hereof, the “Security Agreement”), to grant a security interest in favor of the Collateral Agent (for the benefit of the Secured Parties) in certain of their assets to secure the Secured Obligations under and as defined in the Existing Revolving Credit Agreement (the Security Agreement and the Revolving Credit Guaranty, collectively, the “Reaffirmed Documents” and each a “Reaffirmed Document”);

Whereas, concurrently with the execution and delivery of this Agreement, the Existing Revolving Credit Agreement will be amended and restated in its entirety pursuant to the Third Amended and Restated Revolving Credit Agreement (as such agreement may be amended, restated, supplemented, renamed or otherwise modified from time to time, together with any other agreements pursuant to which any such Indebtedness or any commitments, obligations, costs, expenses, fees, reimbursements, indemnities or other obligations payable or owing thereunder may be refinanced, restructured, renamed, extended, increased, refunded or replaced, the “Revolving Credit Agreement”), among the Company, the lenders party thereto (the “Lenders”), Citicorp, as administrative agent for the Lenders and as collateral agent for the Secured Parties (in such capacity, together with any successor in such capacity, the “Collateral Agent”); and

Whereas, a condition precedent to the lenders party thereto to enter into the Revolving Credit Agreement is that the Company and the Guarantors shall have ratified and confirmed (i) their respective obligations under the Reaffirmed Documents in respect of the Secured Obligations under and as defined in the Revolving Credit Agreement, (ii) the Liens granted in favor of the Collateral Agent (for the benefit of the Secured Parties) in respect of such Secured Obligations and (iii) the guaranties made in favor of the Collateral Agent (for the benefit of the Secured Parties) in respect of the Payment Obligations under and as defined in the Revolving Credit Agreement.

Now, Therefore, in consideration of the above premises, the Reaffirming Parties agree as follows:

Section 1. Definitions

Terms used herein and not defined herein shall have the meanings ascribed to them in the Revolving Credit Agreement.

Section 2. Reaffirmation of Loan Documents

Each Reaffirming Party hereby consents to the execution, delivery and performance of this Reaffirmation Agreement, the Revolving Credit Agreement and all of the other Loan Documents (if any) to be executed in connection therewith.  Each Reaffirming Party hereby agrees that each reference to the “Revolving Credit Agreement” in the Reaffirmed Documents shall be deemed to be a reference to the Revolving Credit Agreement, as defined herein.

Section 3. Reaffirmation of Obligations and Liabilities

Each Reaffirming Party hereby acknowledges and agrees that, after giving effect to the Revolving Credit Agreement on the Effective Date, all of its respective obligations under the Reaffirmed Documents and the other Loan Documents to which it is a party are reaffirmed, and remain in full force and effect on a continuous basis.  Each Reaffirming Party acknowledges that the obligations and liabilities of the Company under the Revolving Credit Agreement (as an amendment and restatement of the Existing Revolving Credit Agreement) continue in full force and effect on a continuous basis, unpaid and undischarged, except as expressly provided in the Revolving Credit Agreement.

Section 4. Reaffirmation of Liens and Guaranties

As of the Effective Date, each Reaffirming Party reaffirms each Lien it granted to each Secured Party, and any Liens that were otherwise created or arose under each of the Reaffirmed Documents to which such Reaffirming Party is party and reaffirms the guaranties made in favor of each Secured Party under each of the Reaffirmed Documents to which such Reaffirming Party is party, which Liens and guaranties shall continue in full force and effect during the term of the Revolving Credit Agreement and any amendments, amendments and restatements, supplements or other modifications thereof and shall continue to secure the Secured Obligations of the Company and the Guarantors, and secure the obligations of the other Reaffirming Parties under any Reaffirmed Document or other Loan Document, in each case, on and subject to the terms and conditions set forth in the Revolving Credit Agreement and the Reaffirmed Documents.

Section 5. Reaffirmation of the Schedules

The Schedules (other than Schedule 5A) to the Security Agreement are hereby amended and restated in their entirety in the form attached hereto as Exhibit A; provided, Schedule 5A will continue to be supplemented as required by Section 10.14 the Revolving Credit Agreement.

Section 6. Representations and Warranties

This Reaffirmation Agreement has been duly authorized, executed and delivered by each Reaffirming Party and each Reaffirmed Document constitutes a valid and binding agreement of each Reaffirmed Party, enforceable against such Reaffirmed Party in accordance with its terms, except (i) as may be limited by bankruptcy, insolvency or similar laws affecting creditors’ rights generally, (ii) as rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability, and (iii) as limited by legal or equitable principles of reasonableness, good faith and fair dealing.

Section 7. Miscellaneous

7.1 This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.  Delivery of an executed signature page of this Agreement by facsimile transmission or by posting on the Approved Electronic Platform shall be as effective as delivery of a manually executed counterpart hereof.  A set of the copies of this Agreement signed by all the parties shall be lodged with the Company and the Administrative Agent.

7.2 This Reaffirmation Agreement and all amendments herein shall be limited as written and shall not constitute a consent to any other amendment or waiver, whether or not similar and, except as expressly provided herein or in any other Reaffirmed Document, all terms and conditions of the Reaffirmed Documents remain in full force and effect unless otherwise specifically amended in this Reaffirmation Agreement or any other Reaffirmed Document.

7.3 This Agreement shall be governed by, and construed and interpreted in accordance with, the law of the State of New York.

Section 8. IN NO EVENT SHALL ANY AGENT AFFILIATE HAVE ANY LIABILITY TO ANY LOAN PARTY, LENDER OR ANY OTHER PERSON FOR DAMAGES OF ANY KIND, INCLUDING DIRECT OR INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES, LOSSES OR EXPENSES (WHETHER IN TORT OR CONTRACT OR OTHERWISE) ARISING OUT OF ANY LOAN PARTY OR ANY AGENT AFFILIATE’S TRANSMISSION OF APPROVED ELECTRONIC COMMUNICATIONS THROUGH THE INTERNET OR ANY USE OF THE APPROVED ELECTRONIC PLATFORM, EXCEPT TO THE EXTENT SUCH LIABILITY OF ANY AGENT AFFILIATE IS FOUND IN A FINAL NON-APPEALABLE JUDGMENT BY A COURT OF COMPETENT JURISDICTION TO HAVE RESULTED PRIMARILY FORM SUCH AGENT AFFILIATE’S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT.

[Signature Pages Follow]

In Witness Whereof, this Reaffirmation Agreement has been duly executed as of the date first written above.

Revlon Consumer Products Corporation,
as the Company and a Reaffirming Party

By:	/s/ Michael T. Sheehan
Name:	Michael T. Sheehan
Title:	Senior Vice President, Deputy General
Counsel and Secretary

Revlon, inc.,
as a Guarantor and a Reaffirming Party

By:	/s/ Michael T. Sheehan
Name:	Michael T. Sheehan
Title:	Senior Vice President, Deputy General
Counsel and Secretary

North America Revsale Inc.,
as a Guarantor and a Reaffirming Party

By:	/s/ Michael T. Sheehan
Name:	Michael T. Sheehan
Title:	Vice President and Secretary

Almay, Inc.
Charles Revson Inc.
Cosmetics & More Inc.
OPP Products, Inc.
PPI Two Corporation
Revlon Consumer Corp.
Revlon Development Corp.
Revlon Government Sales, Inc.
Revlon International Corporation
Revlon Real Estate Corporation
RIROS Corporation
RIROS Group Inc.
Sinful Colors, Inc.,
as Guarantors and Reaffirming Parties

By:	/s/ Michael T. Sheehan
Name:	Michael T. Sheehan
Title:	Vice President and Secretary

ACKNOWLEDGED as of the date first written above:

Citicorp USA, Inc.,
as Collateral Agent, on behalf of the Secured Parties

By:	/s/ Michael Smolow
Name: Michael Smolow
Title: Vice President

EXHIBIT A

See Attached